Exhibit 10.3

ASSIGNMENT AND TERMINATION AGREEMENT

THIS ASSIGNMENT AND TERMINATION AGREEMENT (this “Assignment and Termination”) is entered into as of July 10, 2014 (the “Effective Date”) by and between the State of Colorado, acting by and through its State Board of Land Commissioners (the “State”), and Pure Cycle Corporation, a Colorado corporation (“PC”).  Each of the State and PC may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the State and Rangeview Metropolitan District, a state quasi-municipal corporation and political subdivision of the State of Colorado (“Rangeview”), are parties to that certain Amended and Restated Lease Agreement, Lease No. S-37280, entered into effective April 11, 1996 (the “A&R Lease”);

WHEREAS, in connection with the entry into the A&R Lease, the State, PC, and certain additional parties thereto entered into a Comprehensive Amendment Agreement No. 1, dated April 11, 1996 (the “CAA”), pursuant to which PC is obligated to pay the State certain proceeds from the sale or other disposition of Export Water (as defined in the A&R Lease);

WHEREAS, the State, on the one hand, and Rangeview and PC, on the other hand, are counterparties to that certain litigation, Pure Cycle Corporation and Rangeview Metropolitan District v. State of Colorado, by and through its State Board of Land Commissioners, Colorado District Court for the City and County of Denver, Case No. 2011 CV 8565 (the “Proceeding”), pursuant to which Rangeview and PC have brought certain claims, and the State has brought certain counterclaims, arising out of or related to the A&R Lease;

WHEREAS, in connection with the settlement of the Proceeding, the State, PC and Rangeview are entering a Settlement Agreement and Mutual Release dated as of the date hereof (the “Agreement”), to memorialize certain agreements between the parties, including with respect to the A&R Lease; and

WHEREAS, as a condition to entry into the Agreement and the dismissal of the Proceeding, the Parties have agreed to execute this Assignment and Termination.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           The State hereby sells, assigns, transfers, conveys, delivers and sets over to PC all of the right, title, interest, powers, privileges and remedies of the State to, and PC hereby purchases, acquires and accepts from the State all of the State’s right, title, interest, powers, privileges and remedies to, receive payments, disbursements, monies or other assets due or to become due to the State pursuant to Section 2.1 of the CAA, which may be held and enjoyed by PC for its own use and for the use of its successors, assigns and other legal representatives.

2.           The Parties hereby agree that, except as set forth in the foregoing Section 1, as between the Parties, the CAA shall be of no further force and effect.  Each Party hereby waives any and all other rights under the CAA and each Party acknowledges and agrees that the other Party shall have no further obligations to the first Party pursuant to the CAA.

3.           This Assignment and Termination shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Colorado, without regard to conflicts of law provisions.

4.           This Assignment and Termination is and shall be binding upon the successors and assigns of each Party.

5.           This Assignment and Termination may be executed in multiple counterparts, each of which shall be deemed an original hereof, but all of which will constitute one and the same document.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Assignment and Termination as of the date first set forth above.

STATE OF COLORADO, ACTING BY AND THROUGH THE STATE BOARD OF LAND COMMISSIONERS

By:           /s/ Bill Ryan
Name:      Bill Ryan
Title:        Director

PURE CYCLE CORPORATION,
a Colorado corporation

By:           /s/ Mark Harding
Name:      Mark Harding
Title:        President